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                                                              EXHIBIT 23.3

                     CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-42325) and related Prospectus of Mallinckrodt Inc., and to the incorporation by reference of our report dated June 12, 1996, with respect to the consolidated balance sheets of Acquitron Medical, Inc. as of April 30, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended, included in the Mallinckrodt Inc. Current Report on Form 8-K/A No. 1 dated June 17, 1998.

                                          /s/ Ernst & Young LLP

Minneapolis, Minnesota

June 12, 1998